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                                                                    Exhibit 99.1




                              M&T BANK CORPORATION

                      FOR SPECIAL MEETING OF SHAREHOLDERS

                               SEPTEMBER 19, 2000

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints Richard A. Lammert and Timothy G. McEvoy, and each of them, as proxies, with full power of substitution, to vote all shares of Common Stock of M&T Bank Corporation, which the undersigned is entitled to vote at the September 19, 2000 Special Meeting of Shareholders, or at any adjournments or postponements thereof, as follows:

                  (To be Completed and Signed on Reverse Side)

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                       SPECIAL MEETING OF SHAREHOLDERS OF
                              M&T BANK CORPORATION
                               SEPTEMBER 19, 2000

                        INSTRUCTIONS FOR VOTING BY PROXY


Stockholders of record have three alternative ways of voting their proxies:

1.       By Mail (traditional method);

2.       By Telephone (using a Touch-Tone Phone); or

3.       By Internet.


Your telephone or Internet vote authorizes the named proxies to vote your share in the same manner as if you marked, signed, and returned your proxy card. Please note all votes cast via the telephone or the Internet must be cast prior to 3:00 p.m. E.D.T., September 18, 2000.





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        VOTE BY TELEPHONE                                            VOTE BY INTERNET
------------------------------------------------------------ ----------------------------------------------
Its fast, convenient, and immediate!
Call Toll-Free on a Touch-Tone Phone                         Its fast, convenient, and your vote is
1-877-PRX-VOTE (1-877-779-8683).                             immediately confirmed and posted.
------------------------------------------------------------ ----------------------------------------------
Follow these four easy steps:                                Follow these four easy steps:

1.  Read the accompanying Proxy                              1.  Read the accompanying Proxy
    Statement/Prospectus and Proxy Card.                         Statement/Prospectus and Proxy Card.

2.  Call the toll-free number                                2.  Go to the Website
    1-877-PRX-VOTE (1-877-779-8683).                             http://www.eproxyvote.com/M&T

3.  Enter your 14-digit Control Number                       3.  Enter your 14-digit Control Number
    located on your Proxy Card above your name.                  located on your Proxy Card above your name.

4.  Follow the recorded instructions.                        4.  Follow the recorded instructions.
------------------------------------------------------------ ----------------------------------------------

YOUR VOTE IS IMPORTANT!                                      YOUR VOTE IS IMPORTANT!
CALL 1-877-PRX-VOTE ANYTIME!                                 GO TO HTTP://WWW.EPROXYVOTE.COM/M&T ANYTIME!
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       IT IS NOT NECESSARY TO RETURN YOUR PROXY CARD IF YOU ARE VOTING BY
                              TELEPHONE OR INTERNET

                PLEASE NOTE THAT THE LAST VOTE RECEIVED, WHETHER
        BY TELEPHONE, BY INTERNET OR BY MAIL, WILL BE THE VOTE COUNTED.

                Please Detach and Mail in the Envelope Provided
-------------------------------------------------------------------------------
            Please mark your
    [ X ]   vote as in this
            example.


MANAGEMENT RECOMMENDS THAT YOU VOTE
FOR THE PROPOSALS BELOW:


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1. Approval of the Agreement and Plan of               FOR    AGAINST    ABSTAIN
   Reorganization, dated as of May 16, 2000,           [ ]      [ ]        [ ]
   by and among M&T Bank Corporation,
   Keystone Financial, Inc., and Olympia
   Financial Corp., a wholly-owned subsidiary of M&T Bank Corporation, and the related Agreement and Plan of Merger, dated as of May 16, 2000, by and between Keystone Financial, Inc. and Olympia Financial Corp. and joined in by M&T
   Bank Corporation, providing among other things, for the merger of Keystone Financial, Inc., with and into Olympia Financial Corp. and the issuance of up to 1,725,000 shares of M&T Common
   Stock.

2. Authorization of a Certificate of Amendment         [ ]      [ ]        [ ]
   to the Certificate of Incorporation of M&T Bank
   Corporation providing for a 10--for--1 split of the M&T Common Stock as a consequence of which there will be an increase in the number of authorized shares of M&T Common Stock from 15,000,000 to 150,000,000 and a reduction in the par value of M&T Common Stock from $5.00 per share to $0.50 per share and each outstanding share of M&T Common Stock will become 10 shares of M&T
   Common Stock when the stock split becomes effective.

3. To vote in their discretion on such other matters as may properly come before the meeting or any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no direction is made, this proxy will be voted FOR Items 1 and 2.


SIGNATURE(S)_____________________________________ DATE ___________________, 2000

Note: Please sign exactly as name appears hereon. For joint accounts, each joint owner should sign. When signing as attorney, executor, administrator, trustee or guardian, please give your full title as such. If a corporation, please sign the full corporate name by President or other authorized officer, giving your full title as such. If a partnership, please sign in the partnership name by authorized person, giving your full title as such.

PLEASE MARK, DATE, EXECUTE AND RETURN THIS PROXY PROMPTLY IN THE ENCLOSED ENVELOPE.